UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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THE FEMALE HEALTH COMPANY

(Name of Registrant as Specified in Its Charter)
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THE FEMALE HEALTH COMPANY
515 North State Street
Suite 2225
Chicago, Illinois 60610

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 27, 2008

To the Shareholders of The Female Health Company:

Notice is hereby given that the Annual Meeting of the Shareholders (the “Annual Meeting”) of The Female Health Company (the “Company”) will be held at the Embassy Suites Hotel, DePaul Conference Room, 600 North State Street, Chicago, IL 60610, on March 27, 2008 at 1:00 p.m., local time, for the following purposes:

1. To elect eight members to the Board of Directors, the names of whom are set forth in the accompanying proxy statement, to serve until the 2009 Annual Meeting.

2. To approve and adopt The Female Health Company 2008 Stock Incentive Plan.

3. To consider and act upon a proposal to ratify the appointment of McGladrey & Pullen, LLP, independent registered public accounting firm, as the Company’s auditors for the fiscal year ending September 30, 2008.

4. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Shareholders of record at the close of business on February 12, 2008 are entitled to vote at the Annual Meeting. All shareholders are cordially invited to attend the Annual Meeting in person. Shareholders who are unable to be present in person are requested to execute and return promptly the enclosed proxy, which is solicited by the Board of Directors of the Company.

By Order of the Board of Directors,

William R. Gargiulo, Jr.
Secretary

Chicago, Illinois
February 20, 2008

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 27, 2008
PROXY STATEMENT FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION
ELECTION OF DIRECTORS (Item 1)
NOMINEES FOR ELECTION AS DIRECTORS
DIRECTORS MEETINGS AND COMMITTEES
CORPORATE GOVERNANCE MATTERS
AUDIT COMMITTEE MATTERS
EXECUTIVE OFFICERS
SECURITY OWNERSHIP
EXECUTIVE COMPENSATION
Summary Compensation Table
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
DIRECTOR COMPENSATION AND BENEFITS
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
APPROVAL OF 2008 STOCK INCENTIVE PLAN (Item 2)
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Item 3)
PROPOSALS FOR 2009 ANNUAL MEETING
ANNUAL REPORT
EXPENSES OF SOLICITATION
APPENDIX A

THE FEMALE HEALTH COMPANY
515 North State Street
Suite 2225
Chicago, Illinois 60610

PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Female Health Company (the “Company”) to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Embassy Suites Hotel, DePaul Conference Room, 600 North State Street, Chicago, IL 60610, 1:00 p.m., local time, on March 27, 2008, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. The mailing to shareholders of this Proxy Statement and accompanying form of proxy will take place on or about February 20, 2008.

GENERAL INFORMATION

The Board of Directors knows of no business which will be presented to the Annual Meeting other than the matters referred to in the accompanying Notice of Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their judgment. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked at any time before it has been voted by a later dated proxy or a vote in person at the Annual Meeting. Shares represented by properly executed proxies received on behalf of the Company will be voted at the Annual Meeting (unless revoked prior to their vote) in the manner specified therein. If no instructions are specified in a signed proxy returned to the Company, the shares represented thereby will be voted FOR: (1) the election of the directors listed in the enclosed proxy; (2) the adoption and approval of The Female Health Company 2008 Stock Incentive Plan (the “2008 Stock Incentive Plan”) and (3) ratification of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2008.

Only holders of the Company’s Common Stock (the “Common Stock”), holders of the Company’s Class A Convertible Preferred Stock-Series 1 (the “Series 1 Preferred Stock”) and holders of the Company’s Class A Convertible Preferred Stock-Series 3 (the “Series 3 Preferred Stock”), whose names appear of record on the books of the Company at the close of business on February 12, 2008 are entitled to vote at the Annual Meeting. On that date, there were 26,757,908 shares of Common Stock, 56,000 shares of Series 1 Preferred Stock and 473,377 shares of Series 3 Preferred Stock outstanding. Each share of Common Stock, each share of Series 1 Preferred Stock and each share of Series 3 Preferred Stock is entitled to one vote on each matter to be presented at the Annual Meeting. A majority of the votes entitled to be cast with respect to each matter submitted to the shareholders, represented either in person or by proxy, shall constitute a quorum with respect to such matter.

Under Wisconsin law, directors are elected by plurality, meaning that the nine individuals receiving the largest number of votes are elected as directors, and the adoption of the 2008 Stock Incentive Plan and ratification of the appointment of the independent registered public accounting firm each requires the number of votes cast in favor of each of these proposals to exceed the number of votes cast against each of these proposals, assuming a quorum is present. Abstentions and broker nonvotes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instruction from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owners) will count toward the quorum requirement but will not count toward the determination of whether directors are elected, the 2008 Stock Incentive Plan is adopted or the appointment of the independent registered public accounting firm is ratified.

ELECTION OF DIRECTORS

(Item 1)

The Board of Directors has established the number of directors at eight. The Board of Directors has nominated O.B. Parrish, Mary Ann Leeper, Ph.D., William R. Gargiulo, Jr., David R. Bethune, Stephen M. Dearholt, Michael R. Walton, Richard E. Wenninger and Mary Margaret Frank, Ph.D. for election as directors, all to serve until the 2009 Annual Meeting of Shareholders. James R. Kerber is currently a director but will not stand for election at the Annual Meeting due to health reasons.

As indicated below, all persons nominated by the Board of Directors are incumbent directors. The Company anticipates that all of the nominees listed in this Proxy Statement will be candidates when the election is held. However, if for any reason any nominee is not a candidate at that time, proxies will be voted for any substitute nominee designated by the Company (except where a proxy withholds authority with respect to the election of directors).

NOMINEES FOR ELECTION AS DIRECTORS

O.B. Parrish
Age: 74; Elected Director: 1987; Present Term Ends: 2008 Annual Meeting

O.B. Parrish has served as Chief Executive Officer of the Company since 1994, as acting President since May 2006, as acting Chief Financial and Accounting Officer from February 1996 to March 1999 and as the Chairman of the Board and a Director of the Company since 1987. Mr. Parrish is a shareholder and has served as the President and as a Director of Phoenix Health Care of Illinois, Inc. (“Phoenix of Illinois”) since 1987. Phoenix of Illinois owns approximately 233,501 shares of the Company’s common stock. Mr. Parrish also is Chairman and a Director of Abiant, Inc., a neuroimaging company, and a director of Zila, Inc., an oral cancer screening company. Mr. Parrish is also a trustee of Lawrence University. From 1977 until 1986, Mr. Parrish was the President of the Global Pharmaceutical Group of G.D. Searle & Co. (“Searle”), a pharmaceutical/consumer products company. From 1974 until 1977, Mr. Parrish was the President of Searle International, the foreign sales operation of Searle. Prior to that, Mr. Parrish was Executive Vice President of Pfizer’s International Division.

Mary Ann Leeper, Ph.D.
Age: 67; Elected Director: 1987; Present Term Ends: 2008 Annual Meeting

Dr. Leeper has served as Senior Strategic Adviser since May 2006. Dr. Leeper served as the President and Chief Operating Officer of the Company from February 1996 to April 2006, as President and Chief Executive Officer of The Female Health Company Division from May 1994 until January 1996, as Senior Vice President — Development of the Company from 1989 until January 1996 and as a Director of the Company since 1987. Dr. Leeper is a shareholder and has served as a Vice President and Director of Phoenix of Illinois since 1987. From 1981 until 1986, Dr. Leeper served as Vice President — Market Development for Searle’s Pharmaceutical Group and in various Searle research and development management positions. As Vice President — Market Development, Dr. Leeper was responsible for worldwide licensing and acquisition, marketing and market research. In earlier positions, she was responsible for preparation of new drug applications and was a liaison with the U.S. Food and Drug Administration. Dr. Leeper serves on the Board of Neenah Paper, Inc. and is chair of its nominating and governance committee. She is also an adjunct professor at the University of Virginia Darden School of Business.

William R. Gargiulo, Jr.
Age: 79; Elected Director: 1987; Present Terms Ends: 2008 Annual Meeting

William R. Gargiulo, Jr. has served as Secretary of the Company from 1996 to present, as Vice President from 1996 to September 30, 1998, as Assistant Secretary of the Company from 1989 to 1996, as Vice President — International of The Female Health Company Division from 1994 until 1996, as Chief Operating Officer of the Company from 1989 to 1994, and as General Manager of the Company from 1988 to 1994. Mr. Gargiulo has also served as a Director of the Company since 1987. Mr. Gargiulo is a trustee of a trust which is a shareholder of

Phoenix of Illinois. From 1984 until 1986, Mr. Gargiulo was the Executive Vice-President of the Pharmaceutical Group of Searle, in charge of Searle’s European operations. From 1976 until 1984, Mr. Gargiulo was the Vice President of Searle’s Latin American operations.

David R. Bethune
Age: 67; Elected Director: 1996; Present Term Ends: 2008 Annual Meeting

Mr. Bethune has served as a Director of the Company since January 1996. He is currently Executive Chairman of Zila, Inc, an oral cancer screening company. Additionally, he is a member of the Board of Directors of the CAMBREX Corporation, a life sciences company dedicated to providing products and services that accelerate and improve the discovery and commercialization of human therapeutics. Mr. Bethune served as Chairman and Chief Executive Officer of Atrix Laboratories, Inc. from 1999 until his retirement in 2004. From 1997 to 1998, Mr. Bethune held the positions of President and Chief Operating Officer of the IVAX Corporation. From 1996 to 1997, Mr. Bethune was a consultant to the pharmaceutical industry. From 1995 to 1996, Mr. Bethune was President and Chief Executive Officer of Aesgen, Inc., a generic pharmaceutical company. From 1992 to 1995, Mr. Bethune was Group Vice President of American Cyanamid Company and a member of its Executive Committee until the sale of the company to American Home Products. He had global executive authority for human biologicals, consumer health products, pharmaceuticals and opthalmics, as well as medical research. Mr. Bethune is a founding trustee of the American Cancer Society Foundation. He is the founding chairman of the Corporate Council of the Children’s Health Fund in New York City and served on the Arthritis Foundation Corporate Advisory Council.

Stephen M. Dearholt
Age: 61; Elected Director: 1996; Present Term Ends: 2008 Annual Meeting

Mr. Dearholt has served as a Director of the Company since April 1996. Mr. Dearholt is a co-founder of, and partner in, Insurance Processing Center, Inc., one of the largest privately owned life insurance marketing organizations in the United States, since 1972. He has over 36 years of experience in direct response advertising and data based marketing of niche products. In late 1995, Mr. Dearholt arranged, on very short notice, a $1 million bridge loan which assisted the Company in its purchase of Chartex. He is a past board member of the Children’s Hospital Foundation of Wisconsin, the Zoological Society of Milwaukee, Planned Parenthood Association of Wisconsin, and past Chairman of the Board of the New Day Club, Inc.

Michael R. Walton
Age: 70; Elected Director: 1999; Present Term Ends: 2008 Annual Meeting

Mr. Walton has served as a Director of the Company since April 1999. Mr. Walton is President and owner of Sheboygan County Broadcasting Co., Inc., a company he founded in 1972. The company has focused on start-up situations, and growing value in under-performing, and undervalued radio stations and newspapers. Sheboygan County Broadcasting Co. has owned and operated businesses in Wisconsin, Illinois, Michigan and New York. It has specialized in creating, building and managing news media properties and has acquired existing companies as well. Prior to 1972, Mr. Walton was owner and President of Walton Co., an advertising representative firm he founded in New York City. He has held sales and management positions with Forbes Magazine, The Chicago Sun Times and Gorman Publishing Co. Mr. Walton has served on the Boards of the American Red Cross, the Salvation Army, the Sheboygan County Chamber of Commerce and the Rogers Memorial Hospital Foundation.

Richard E. Wenninger
Age: 60; Director: 2001; Present Term Ends: 2008 Annual Meeting

Mr. Wenninger has served as a Director of the Company since July 2001. Mr. Wenninger is former Chairman of Wenninger Company, Inc., a mechanical contracting and engineering company. From 1976 to 2001, Mr. Wenninger served as President and Chief Executive Officer of Wenninger Company, Inc. He is also Secretary of Wenn Soft, Inc., a software development, sales and service company he founded in 1997. From 1992 to 1999, Mr. Wenninger served as Secretary of Liftco, Inc. Mr. Wenninger is a former board member of the Boys & Girls Club of Milwaukee, a former President and board member of the Milwaukee Athletic Club, a former board member of the Wisconsin Psychoanalytic Foundation, a former board member of University Lake School, the former President and a former board member of the Plumbing and Mechanical Contractors Association of Milwaukee, the former President and a former board member of the Sheet Metal Contractors Association of Milwaukee and a former board member of the Mechanical Contractors Association of America.

Mary Margaret Frank, Ph.D.
Age: 38; Director: 2004; Present Term Ends: 2008 Annual Meeting

Dr. Frank has served as a Director of the Company since October 2004. Dr. Frank has served as an Assistant Professor of Accounting at the Darden Graduate School of Business at the University of Virginia where she teaches financial and tax accounting since 2002. From 1999 to 2002, Dr. Frank was an Assistant Professor at the Graduate School of Business at the University of Chicago. During 1997, Dr. Frank was an accounting instructor at the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill. From 1992 to 1994, Dr. Frank served as a Senior Tax Consultant at Arthur Andersen. She has her masters degree and Ph.D. in accounting from the University of North Carolina at Chapel Hill and was issued her CPA in 1994.

The Board of Directors recommends that shareholders vote FOR all nominees.

DIRECTORS MEETINGS AND COMMITTEES

Directors and Director Attendance

The Board of Directors currently consists of nine members: O.B. Parrish, William R. Gargiulo, Jr., Mary Ann Leeper, Ph.D., Stephen M. Dearholt, David R. Bethune, Michael R. Walton, James R. Kerber, Richard E. Wenninger and Mary Margaret Frank, Ph.D. At each annual meeting of shareholders, directors are elected for a term of one year to succeed those directors whose terms are expiring. James R. Kerber is currently a director but will not stand for election at the Annual Meeting.

Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board of Directors held seven meetings during the Company’s fiscal year ended September 30, 2007. All of the incumbent directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board of Directors on which he or she served, if any.

Audit Committee

The Board’s Audit Committee is comprised of Dr. Frank (Chairperson), Mr. Bethune and Mr. Kerber. The responsibilities of the Audit Committee, in addition to such other duties as may be specified by our Board of Directors, include the following: (1) responsibility for hiring, overseeing and terminating the independent registered public accounting firm for the Company; (2) review of the timing, scope and results of the independent registered public accounting firm’s audit examination; (3) review of periodic comments and recommendations by the independent registered public accounting firm and of our response thereto; (4) review of our balance sheet, statement of operations and statement of cash flows; and (5) review of the scope and adequacy of internal accounting controls. The Board’s Audit Committee is an audit committee for purposes of section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee met six times during the fiscal year ended September 30, 2007. The Audit Committee’s report required by the rules of the Securities and Exchange Commission (“SEC”) appears on page 7.

Compensation Committee

The Compensation Committee is comprised of Mr. Kerber (Chairman), Mr. Walton, Mr. Dearholt, Mr. Wenninger and Dr. Frank. The Compensation Committee, in addition to such other duties as may be specified by our Board of Directors, evaluates and determines the compensation for our directors, executive officers and key employees. The Compensation Committee also administers our stock incentive and other employee benefit plans. The Compensation Committee held one meeting during the fiscal year ended September 30, 2007. We have placed a current copy of the charter of the Compensation Committee on our web site located at www.femalehealth.com. The Board of Directors expects to identify a replacement for Mr. Kerber as Chairman of this Committee by the time of the Annual Meeting.

Our Compensation Process

Compensation for our executive officers and other senior managers is reviewed and evaluated by the Compensation Committee of our Board of Directors. The Compensation Committee then makes recommendations to the Board for its final approval. Our Compensation Committee views compensation as an ongoing process. The Compensation Committee receives and reviews materials in advance of each meeting, including materials that management believes will be helpful to the Committee and well as materials specifically requested by members of the Committee.

Our management plays a significant role in assisting the Compensation Committee in its oversight of compensation. Management’s role includes assisting the Compensation Committee with evaluating employee performance, establishing individual performance targets and objectives, recommending salary levels and option and other equity incentive grants, and providing financial data on company performance, calculations and reports on achievement of performance objectives, and other information requested by the Committee. Our Chief Executive Officer works with the Compensation Committee in making recommendations regarding our overall compensation policies and plans as well as specific compensation levels for our executive officers and other key employees, other than the Chief Executive Officer. Members of management who were present during Compensation Committee meetings in fiscal 2007 and the first part of 2008 included the Chief Executive Officer and the Chief Financial Officer. The Compensation Committee makes all decisions regarding the compensation of the Chief Executive Officer without the Chief Executive Officer or any other member of management present.

The Compensation Committee’s charter requires that we provide the Committee with adequate funding to engage any compensation consultants or other advisers the Committee wishes to engage. During fiscal 2007 and 2008 to date, the Compensation Committee did not engage any consultants to assist it in reviewing our compensation practices and levels.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of Mr. Bethune (Chairman) and Mr. Walton. The Nominating and Corporate Governance Committee, in addition to such other duties as may be specified by our Board of Directors, identifies and recommends to our Board of Directors nominees for election to the Board of Directors, reviews and makes recommendations to our Board of Directors regarding the size and composition of the Board of Directors and the committees of our Board of Directors and reviews and recommends to our Board of Directors corporate governance policies and practices for the Company. The Nominating and Corporate Governance Committee held three meetings during the fiscal year ended September 30, 2007. We have placed a current copy of the charter of the Nominating and Corporate Governance Committee on our web site located at www.femalehealth.com.

CORPORATE GOVERNANCE MATTERS

We are committed to establishing and maintaining high standards of corporate governance, which are intended to serve the long-term interests of the Company and our shareholders. Our Board of Directors has adopted Corporate Governance Guidelines which can be found on our web site at www.femalehealth.com.

Director Independence

Our Board of Directors has reviewed the independence of the nominees for election to the Board at the Annual Meeting under the applicable standards of the American Stock Exchange. Based on this review, our Board of

Directors determined that each of the following directors is independent under the listing standards of the American Stock Exchange:

(1) David R. Bethune	(4) Richard E. Wenninger
(2) Stephen M. Dearholt	(5) Mary Margaret Frank
(3) Michael R. Walton

Based upon such standards, O.B. Parrish, Mary Ann Leeper and William R Gargiulo, Jr. are the only directors who are not independent because Mr. Parrish is our Chief Executive Officer, Mr. Gargiulo is our Corporate Secretary and receives compensation as a consultant and Dr. Leeper served as our President from 1996 through April 2006 and is currently employed as a Senior Strategic Adviser.

Director Nominations

We have a standing Nominating and Corporate Governance Committee. Based on the review described under “Corporate Governance Matters — Director Independence,” our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under the applicable standards of the American Stock Exchange.

The Nominating and Corporate Governance Committee will consider director nominees recommended by our shareholders. A shareholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board of Directors must send a written notice by mail, c/o Secretary, The Female Health Company, 515 North State Street, Suite 2225, Chicago, Illinois 60610, that sets forth: (1) the name, address (business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the shareholder proposes to be considered as a nominee; (2) the number of shares of the Common Stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to shareholders prepared in connection with an election of directors pursuant to section 14(a) of the Securities Exchange Act of 1934; and (4) the name and address (business and residential) of the shareholder making the recommendation and the number of shares of the Common Stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by the shareholder making the recommendation. We may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of the Company. Shareholder recommendations will be considered only if received no less than 120 days nor more than 150 days before the date of the proxy statement sent to shareholders in connection with the previous year’s annual meeting of shareholders.

The Nominating and Corporate Governance Committee will consider any nominee recommended by a shareholder in accordance with the preceding paragraph under the same criteria as any other potential nominee. The Nominating and Corporate Governance Committee believes that a nominee recommended for a position on our Board of Directors must have an appropriate mix of director characteristics, experience, diverse perspectives and skills. For new potential board members, the Nominating and Corporate Governance Committee will in the first instance consider the independence of the potential member and the appropriate size of the board and then the qualifications of the proposed member. Qualifications of a prospective nominee that may be considered by the Nominating and Corporate Governance Committee include:

•	personal integrity and high ethical character;

•	professional excellence;

•	accountability and responsiveness;

•	absence of conflicts of interest;

•	fresh intellectual perspectives and ideas; and

•	relevant expertise and experience and the ability to offer advice and guidance to management based on that expertise and experience.

Communications between Shareholders and the Board of Directors

We have placed on our web site located at www.femalehealth.com a description of the procedures for shareholders to communicate with our Board of Directors, a description of our policy for our directors and nominee directors to attend the Annual Meeting and the number of directors who attended last year’s annual meeting of shareholders.

Code of Ethics

We have adopted a Code of Business Ethics that applies to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of the Code of Business Ethics is available on our web site which is located at www.femalehealth.com. We also intend to disclose any amendments to, or waivers from, the Code of Business Ethics on our web site.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee is comprised of three members of our Board of Directors. Based upon the review described above under “Corporate Governance Matters — Director Independence,” our Board of Directors has determined that each member of the Audit Committee is independent as defined in the listing standards of the American Stock Exchange and the rules of the Securities and Exchange Commission. The duties and responsibilities of our Audit Committee are set forth in the Audit Committee Charter. The full text of the Audit Committee Charter is on our web site located at www.femalehealth.com.

The Audit Committee has:

•	reviewed and discussed our audited financial statements for the fiscal year ended September 30, 2007, with our management and with our independent registered public accounting firm;

•	discussed with our independent registered public accounting firm the matters required to be discussed by SAS 61, “Communications with Audit Committees,” as amended (AICPA Professional Standards, Vo. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received and discussed with our independent registered public accounting firm the written disclosures and the letter from our independent registered public accounting firm required by Independence Standards Board Statement No. 1 (Independence discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T.

Based on such review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2007, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:

Mary Margaret Frank (Chairperson)
David R. Bethune
James R. Kerber

Fees of Independent Registered Public Accounting Firm

The following table summarizes the fees we paid for audit and nonaudit services rendered by our independent registered public accounting firm, McGladrey & Pullen, LLP, during fiscal years 2007 and 2006:

Service Type	Fiscal 2007	Fiscal 2006

Audit Fees(1)	$201,496	$226,311
Audit-Related Fees(2)	15,261	17,365
Tax Fees(3)	23,901	26,066
All Other Fees	—	—

Total Fees Billed	$240,658	$269,742

(1)	Consists of fees for professional services rendered in connection with the audit of our financial statements for the fiscal years ended September 30, 2007 and September 30, 2006; the reviews of the financial statements included in each of our quarterly reports on Form 10-QSB during those fiscal years; and consents and assistance with documents filed by the Company with the SEC.

(2)	Consists of costs incurred for consultation on various accounting matters in support of our financial statements.

(3)	For the fiscal years ended September 30, 2007 and September 30, 2006, consists of fees for professional services rendered in connection with preparation of federal and state income tax returns, including foreign tax filings, and assistance with foreign tax structuring.

The Audit Committee of the Board of Directors of the Company considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of McGladrey & Pullen, LLP.

The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by our independent registered public accounting firm. The Audit Committee has delegated its pre-approval authority to the Chairperson of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairperson of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee or Chairperson of the Audit Committee reviews and, if appropriate, approves non-audit service engagements, taking into account the proposed scope of the nonaudit services, the proposed fees for the nonaudit services, whether the nonaudit services are permissible under applicable law or regulation and the likely impact of the nonaudit services on the independence of the independent registered public accounting firm.

Each new engagement of our independent registered public accounting firm to perform nonaudit services set forth in the table above has been approved in advance by the Audit Committee or the Chairperson of the Audit Committee pursuant to the foregoing procedures.

Audit Committee Financial Expert

Our Board of Directors has determined that one of the members of the Audit Committee, Mary Margaret Frank, qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission based on her work experience and education.

EXECUTIVE OFFICERS

The names of, and certain information regarding, executive officers and certain key employees of the Company who are not directors of the Company, are set forth below.

Name	Age	Position

Donna Felch	60	Vice President and Chief Financial Officer
Michael Pope	50	Vice President and General Manager of The Female Health Company (UK) Plc.
Jack Weissman	60	Vice President — Sales
Janet Lee	43	Controller

Donna Felch
Age: 60; Vice President and Chief Financial Officer

Ms. Felch has served as our Vice President and Chief Financial Officer since February 2006. Prior to joining the Company, Ms. Felch was Vice President and Treasurer of American Pharmaceutical Partners, Inc., a pharmaceutical company that develops, manufactures and markets injectible pharmaceutical products, from November 2002 until June 2005. In these positions, she directed the treasury, tax, financial planning and analysis, credit and collections and risk management functions. Ms. Felch joined American Pharmaceutical Partners in 1998 and during such time held the positions of Senior Director of Corporate Accounting and Director in General Accounting and Tax. In these roles her responsibilities included internal and external financial reporting, tax, treasury, financial planning, credit and risk management. Previously, Ms Felch served as Director of Corporate Tax with Fujisawa USA, a subsidiary of a major Japanese pharmaceutical company. Ms. Felch had formerly worked as a Tax Manager for LyphoMed, Inc., a generic pharmaceutical manufacturer.

Michael Pope
Age: 50; Vice President, General Manager — The Female Health Company (UK) Plc.

Mr. Pope has served as our Vice President since 1996 and as General Manager of The Female Health Company (UK) Plc. (formerly Chartex International, Plc.) since our 1996 acquisition of Chartex. Mr. Pope has also served as a Director of The Female Health Company, Ltd. (formerly Chartex Resources Limited) and The Female Health Company (UK) Plc. since 1995. From 1990 until 1996, Mr. Pope was Director of Technical Operations for Chartex with responsibility for manufacturing, engineering, process development and quality assurance. Mr. Pope was responsible for the development of the high speed proprietary manufacturing technology for the female condom and securing the necessary approvals of the manufacturing process by regulatory organizations, including the FDA. Mr. Pope was also instrumental in developing and securing Chartex’s relationship with its Japanese marketing partner. Prior to joining Chartex, from 1986 to 1990, Mr. Pope was Production Manager and Technical Manager for Franklin Medical, a manufacturer of disposable medical devices. From 1982 to 1986, Mr. Pope was Site Manager, Engineering and Production Manager, Development Manager and Silicon Manager for Warne Surgical Products.

Jack Weissman
Age: 60; Vice President — Sales

Mr. Weissman has served as our Vice President — Sales since June 1995. From 1992 to 1994, Mr. Weissman was Vice President-Sales for Capitol Spouts, Inc., a manufacturer of pouring spouts for gable paper cartons. From 1989 to 1992, he acted as General Manager-HTV Group, an investment group involved in the development of retail stores. Mr. Weissman joined Searle’s Consumer Products Group in 1979 and held positions of increasing responsibility, including National Account and Military Sales Manager. From 1985 to 1989, he was Director — Retail Business Development for The NutraSweet Company, a Searle subsidiary. Prior to Searle, Mr. Weissman worked in the consumer products field as account manager and territory manager for Norcliff Thayer and Whitehall Laboratories.

Janet Lee
Age: 43; Controller

Ms. Lee has served as our Controller since May 2007. From November 2002 until May 2007, Ms. Lee served the Society of Thoracic Surgeons as Accounting Manager/Analyst. Previously, she held various financial positions at RR Donnelley and Sons Company and ServiceMaster.

SECURITY OWNERSHIP

The following table sets forth information regarding beneficial ownership of our Common Stock as of February 12, 2008 with respect to (1) each person known to the Company to own beneficially more than 5% of our Common Stock, (2) each named executive officer and each director of the Company and (3) all directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated, the persons and entities included in the table have sole voting and investment power with respect to all shares beneficially owned, except to the extent authority is shared by spouses under applicable law. Shares of our Common Stock subject to options or warrants that are either currently exercisable or exercisable within 60 days of February 12, 2008 are treated as outstanding and beneficially owned by the holder for the purpose of computing the percentage ownership of the holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. As of February 12, 2008, we had outstanding 26,757,908 shares of Common Stock.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)	Number	Percent

O.B. Parrish(2)	1,366,901	5.0%
William R. Gargiulo, Jr.(3)	137,500	*
Mary Ann Leeper, Ph.D.(4)	949,500	3.4%
Stephen M. Dearholt(5)	3,869,320	13.7%
David R. Bethune(6)	187,500	*
James R. Kerber(7)	546,766	2.0%
Michael R. Walton(8)	843,056	3.1%
Richard E. Wenninger(9)	3,073,751	11.5%
Mary Margaret Frank, Ph.D.(10)	45,000	*
Michael Pope(11)	412,245	1.5%
Donna Felch(12)	90,000	*
Red Oak Partners(13)	1,530,410	5.7%
All directors, nominees and executive officers, as a group (11 persons)(2)(3)(4)(5)(6)(7)(8)(9)(10)(11)(12)	11,521,539	37.8%

*	Less than 1 percent.

(1)	Unless otherwise indicated, the address of each beneficial owner is 515 North State Street, Suite 2225, Chicago, IL 60610; the address of Mr. Dearholt is 36365 Trail Ridge Road, Steamboat Springs, CO 80488; the address of Mr. Kerber is 8547 East Arapahoe Road, #J217, Englewood, CO 80112; the address of Mr. Walton is 1626 North Prospect Avenue, No. 2310, Milwaukee, WI 53202; the address of Mr. Wenninger is 14000 Gypsum Creek Road, Gypsum, CO 81637; the address of Dr. Frank is P.O. Box 6550, Charlottesville, VA 22906; and the address of Red Oak Partners is 145 Fourth Avenue, Suite 15A, New York, NY 10003.

(2)	Includes 233,501 shares owned by Phoenix of Illinois. Under the rules of the SEC, Mr. Parrish may be deemed to have voting and dispositive power as to such shares since Mr. Parrish is an officer, director and the majority shareholder of Phoenix of Illinois. Also includes 417,900 shares of common stock owned directly by Mr. Parrish, 225,000 shares of common stock owned by the Geneva O. Parrish 1996 Living Trust of which Mr. Parrish is beneficiary and for which Mr. Parrish may be deemed to share voting and investment power,

464,000 shares of common stock subject to stock options held by Mr. Parrish and 26,500 shares under common stock purchase warrants issued to Mr. Parrish.

(3)	Consists of 37,500 shares of common stock owned directly by Mr. Gargiulo and 100,000 shares of common stock subject to stock options held by Mr. Gargiulo.

(4)	Consists of 159,500 shares of common stock owned directly by Dr. Leeper and 790,000 shares of common stock subject to stock options held by Dr. Leeper.

(5)	Includes 1,574,400 shares owned directly by Mr. Dearholt. Also includes 69,500 shares held by the Dearholt, Inc. Profit Sharing Plan, 26,500 shares held in a self-directed IRA, 275,820 shares held by the Mary C. Dearholt Trust of which Mr. Dearholt, a sibling and his mother are trustees, and 418,100 shares held by the John W. Dearholt Trust of which Mr. Dearholt is a co-trustee with a sibling. Mr. Dearholt shares the power to vote and dispose of 693,920 shares of common stock held by the Mary C. Dearholt Trust and the John W. Dearholt Trust. Mr. Dearholt has sole power to vote and dispose of the remaining shares of common stock. Also includes 155,000 shares of common stock subject to stock options and common stock purchase warrants for 1,350,000 shares of common stock.

(6)	Consists of 32,500 shares of common stock owned directly by Mr. Bethune and 155,000 shares of common stock subject to stock options held by Mr. Bethune.

(7)	Consists of 421,766 shares of common stock owned directly by Mr. Kerber and 125,000 shares of common stock subject to stock options held by Mr. Kerber. Mr. Kerber will not stand for re-election as a director at the Annual Meeting.

(8)	Consists of (a) 485,341 shares of common stock owned directly by Mr. Walton, (b) 95,000 shares of common stock subject to stock options held by Mr. Walton, (c) 27,757 shares of Common Stock held by a trust of which Mr. Walton is trustee and (d) 234,958 shares of common stock held by Sheboygan County Broadcasting Co., Inc. (“Sheboygan”). Under the rules of the SEC, Mr. Walton may be deemed to have voting and dispositive power as to the shares held by Sheboygan since Mr. Walton is an officer, director and shareholder of Sheboygan.

(9)	Consists of (a) 2,773,751 shares of common stock owned directly by Mr. Wenninger, (b) 5,000 shares of common stock held by Mr. Wenninger’s spouse (Mr. Wenninger disclaims beneficial ownership of the shares held by his spouse), (c) 250,000 shares of Common Stock held by a trust of which Mr. Walton is trustee, and (d) 45,000 shares of common stock subject to stock options.

(10)	Consists of 45,000 shares of common stock subject to stock options held by Dr. Frank.

(11)	Consists of 42,245 shares of common stock owned directly by Mr. Pope and 370,000 shares of common stock subject to stock options.

(12)	Consists of 90,000 shares of common stock owned directly by Ms. Felch.

(13)	Red Oak Partners and certain affiliates filed a Schedule 13D dated May 7, 2007 reporting that Red Oak Partners, as general partner of Red Oak Fund LP, beneficially owned 1,530,410 shares of common stock with shared voting and investment power over such shares.

The above beneficial ownership information is based on information furnished by the specified person and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as required for purposes of this Proxy Statement. This information should not be construed as an admission of beneficial ownership for other purposes.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC on Forms 3, 4 and 5. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended September 30, 2007 all section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except Mr. Pope filed a Form 4 report on February 23, 2007 reporting a transaction occurring on February 20, 2007 and a Form 4 report on August 27, 2007 reporting a transaction occurring on August 21, 2007 and Mr. Dearholt filed a Form 4 report on December 21, 2007 reporting a transaction occurring on September 24, 2004.

EXECUTIVE COMPENSATION

The table below provides information for our last fiscal year regarding compensation paid by the Company to our Chief Executive Officer and the other two most highly compensated executive officers of the Company based upon total compensation for services rendered during the fiscal year ended September 30, 2007. The individuals listed in this table are referred to elsewhere in this proxy statement as the “named executive officers.”

Summary Compensation Table

	Fiscal				Stock	All Other
Name and Principal Position	Year	Salary		Bonus	Awards(1)	Compensation(2)		Total

O.B. Parrish, Chairman, Chief Executive Officer and Acting President	2007	$140,000		—	$245,375	$22,074		$407,449
Donna Felch, Chief Financial Officer and Vice President	2007	$175,000		—	$56,888	$5,457		$237,345
Michael Pope, Vice President and General Manager of the Female Health Company (UK) Plc.	2007	$227,009	(3)	—	$50,625	$33,625	(3)	$311,259

(1)	These amounts reflect the dollar value of the compensation cost of all outstanding restricted stock awards recognized over the requisite service period, computed in accordance with FAS 123R. The stock awards are valued at the closing market price of our Common Stock on the date of grant.

(2)	The amount of “All Other Compensation” for Mr. Parrish consists of premiums paid by the Company for term life insurance and disability insurance under which Mr. Parrish or his designee is the beneficiary, for Ms. Felch consists of matching contributions by the Company under the Company’s Simple Individual Retirement Account plan for its employees and for Mr. Pope consists of an automobile allowance.

(3)	Mr. Pope’s salary and automobile allowance are paid in U.K. pounds. Amounts shown are based on the 12-month average exchange rate for the year, which was 1.978304 U.S. dollars per U.K. pound in fiscal 2007.

Stock Awards

No stock options were granted to any of the named executive officers during the fiscal year ended September 30, 2007.

On February 6, 2007, Ms. Felch received a grant of 15,000 shares of Common Stock pursuant to her employment letter agreement described below under “Employment and Change of Control Agreements.”

On July 1, 2007, Mr. Pope received a grant of 30,000 shares of Common Stock pursuant to a commitment made by the Company on June 30, 2006. Mr. Pope is entitled to receive a grant of an additional 30,000 shares of Common Stock on July 1, 2008, unless he voluntarily resigns or is terminated by us without cause.

The following table provides information regarding unexercised options and unvested restricted stock awards held by the named executive officers at September 30, 2007. All of these option awards are fully vested. No named executive officer exercised any option during the fiscal year ended September 30, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards			Stock Awards
	Number of
	Securities			Number of		Market Value
	Underlying			Shares of		of Shares of
	Unexercised	Option	Option	Stock That		Stock That
	Options(#)	Exercise	Expiration	Have Not		Have Not
Name	Exercisable	Price($)	Date	Vested(#)		Vested($)(1)

O.B. Parrish	464,000	1.40	04/22/2013	150,000	(2)	352,500
Donna Felch	—	—	—	30,000	(3)	70,500
Michael Pope	370,000	1.40	04/22/2013	—		—

(1)	Market value equals the closing market price of our common stock on September 28, 2007, which was $2.35 per share, multiplied by the number of shares of restricted stock.

(2)	The shares of restricted stock vest on May 1, 2008, the second anniversary of the grant date.

(3)	The shares of restricted stock vest on June 30, 2008, the second anniversary of the grant date.

Employment and Change of Control Agreements

Effective February 2, 2006, we entered into a letter agreement with Donna Felch, our Chief Financial Officer and Vice President regarding the terms of her employment with the Company. Pursuant to the terms of the letter agreement, Ms. Felch will serve as our Vice President and Chief Financial Officer and will be responsible for our financial reporting, financial analysis and related filings with the Securities and Exchange Commission. Ms. Felch will receive an annual base salary of at least $165,000. Additionally, Ms. Felch is entitled to participate in our bonus plans, stock incentive plan and other employee benefit plans. As a hiring bonus, Ms. Felch received a grant of 15,000 shares of Common Stock. Additionally, we agreed to grant Ms. Felch an additional 15,000 shares of Common Stock on the one year anniversary date of her hire date if she remained employed by the Company on such date. Ms. Felch is eligible to participate in any medical, health, dental, disability and life insurance policy that is in effect for our other employees who are located in the United States.

Effective October 1, 2005, we entered into Amended and Restated Change of Control Agreements with each of O.B. Parrish, our Chairman, Chief Executive Officer and Acting President and Michael Pope, our Vice President, and effective February 8, 2006, we entered into a Change of Control Agreement with Donna Felch, our Chief Financial Officer and Vice President. These agreements essentially act as springing employment agreements which provide that, upon a change of control, as defined in the agreement, we will continue to employ the executive for a period of three years in the same capacities and with the same compensation and benefits as the executive was receiving prior to the change of control, in each case as specified in the agreements. If the executive is terminated without cause or if he or she quits for good reason, in each case as defined in the agreements, after the change of control, the executive is generally entitled to receive the following benefits:

•	a lump sum payment equal to the sum of the executive’s base salary through the termination date, a prorated payment of bonus which the executive is eligible to receive and any compensation previously deferred by the executive;

•	a lump sum payment equal to three times the sum of the executive’s base salary and the amount of the executive’s prorated bonus;

•	continuation of health and other similar benefits for a period of three years after the termination date; and

•	a “gross-up” payment which will, in general, effectively reimburse the executive for any amounts paid under federal excise taxes relating to change of control benefits.

DIRECTOR COMPENSATION AND BENEFITS

Directors who are executive officers or employees of the Company do not receive compensation for serving as directors. In fiscal 2007, we paid fees to our directors who are not executive officers or employees of the Company for their committee participation. As described below, one of our directors, Mary Ann Leeper, receives compensation as our Senior Strategic Adviser pursuant to an employment agreement, and another director, William Gargiulo, Jr. receives consulting fees.

The following table provides information concerning the compensation paid by the Company in fiscal 2007 to each of our directors who are not executive officers of the Company.

Director Summary Compensation Table

	Fees Earned or		All Other
Name	Paid in Cash(1)	Option Awards(2)	Compensation(3)	Total

Mary Ann Leeper	—	—	$200,217	$200,217
William Gargiulo, Jr.	—	—	$60,000	$60,000
David Bethune	$10,000	$20,261	—	$30,261
Stephen Dearholt	—	$20,261	—	$20,261
Mary Margaret Frank	$10,000	$20,261	—	$30,261
James Kerber(4)	—	$20,261	—	$20,261
Michael Walton	—	$20,261	—	$20,261
Richard Weninger	—	$20,261	—	$20,261

(1)	The amounts in this column reflect fees paid to board members for their committee participation.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 30, 2007, in accordance with FAS 123R of stock option awards to the listed directors and, thus, include amounts from awards granted prior to fiscal 2007 that vested in fiscal 2007. The assumptions made in valuing the stock option awards are included under “Note 7, Share-based Compensation” in the Notes to our Consolidated Financial Statements, filed with our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2007.

On October 12, 2006, each of the directors of the Company other than O.B. Parrish, Mary Ann Leeper and William Gargiulo, Jr. received a grant of options to purchase 30,000 shares of common stock with an exercise price of $1.27 per share. All such stock options vest on the 12th of each month commencing on November 12, 2006 and ending on October 12, 2009 and have a ten year term.

(3)	The amount of “All Other Compensation” for Dr. Leeper consists of salary of $179,167 and $21,050 of premiums paid by the Company for term life insurance and disability insurance under which Dr. Leeper or her designee is the beneficiary. Dr. Leeper is employed as a Senior Strategic Advisor. She has specific responsibility for the preparation, submission and presentation of the FC2 Pre-Market Approval to the U.S. Food and Drug Administration. In addition, she participates as a member of the Executive Operation Committee. Dr. Leeper’s compensation is for the execution of these responsibilities. She does not receive compensation for her role as a director of the Company. Mr. Gargiulo is a consultant to the Company and serves as the Corporate Secretary. In this role, he is responsible for scheduling all board and board committee meetings and distribution of material and preparation and approval of minutes for each meeting. In addition, he is responsible for our relationship with our transfer agent and the issuance of shares. Mr. Gargiulo also assists Ms. Felch with investor relations. Mr. Gargiulo’s compensation is for the execution of these responsibilities. He does not receive compensation for being a director of the Company.

(4)	James R. Kerber is currently a director but will not stand for election at the Annual Meeting.

Dr. Leeper has served as our Senior Strategic Adviser since May 2006 when she retired from the positions of President and Chief Operating Officer of the Company. Dr. Leeper’s services as Senior Strategic Adviser are governed by the terms of an employment agreement dated January 20, 2006, between the Company and Dr. Leeper. The employment agreement took effect as of May 1, 2006, and originally was to expire on September 30, 2006, but has been extended a number of times with the most recent extension lasting until June 30, 2008. Pursuant to the employment agreement, Dr. Leeper receives an annual base salary of at least $150,000 and is entitled to participate in our bonus plans, stock incentive plan and other employee benefit plans. Additionally, Dr. Leeper is eligible to participate in any medical, health, dental, disability and life insurance policy that is in effect for our other senior management. Pursuant to the employment agreement, Dr. Leeper has agreed not to compete with the Company during employment and for a period of two years following termination of employment (six months if employment is terminated by the Company after a “change of control”) and has agreed to maintain the confidentiality of our proprietary information and trade secrets during the term of employment and for three years thereafter. The employment agreement provides that if Dr. Leeper’s employment is terminated by the Company without “cause” or by Dr. Leeper for “good reason,” Dr. Leeper will be entitled to a severance payment of $125,000 and a payment of $50,000 in consideration of the noncompetition and confidentiality covenants, except that if such termination occurs at any time after or in anticipation of a “change of control” with respect to the Company, Dr. Leeper will be entitled solely to those amounts to which she is entitled under the Amended and Restated Change of Control Agreement dated October 1, 2005 by and between the Company and Dr. Leeper. The terms of such Amended and Restated Change of Control Agreement are substantially the same as those summarized under the heading “Employment and Change of Control Agreements.” If the termination of Dr. Leeper’s employment occurs as a result of the death or disability of Dr. Leeper, then she shall be entitled to receive the greater of (a) her base salary or (b) the remaining amounts due her under the terms of the employment agreement.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes share information, as of September 30, 2007, for our equity compensation plans and arrangements. These plans and arrangements were not required to be approved by our shareholders, and, accordingly, none of these plans or arrangements have been approved by the Company’s shareholders.

	Number of Common	Number of	Common Shares
	Shares to Be Issued	Weighted-Average	Available for
	Upon Exercise of	Exercise Price of	Future Issuance
	Outstanding Options,	Outstanding Options,	Under Compensation
Equity Plan Category	Warrants, and Rights	Warrants, and Rights	Plans

Equity compensation plans approved by shareholders	—	—	—
Equity compensation plans not approved by shareholders	2,745,980	$1.37	—

Total	2,745,980	$1.37	—

Our equity compensation plans include the 1997 Stock Option Plan, the 1997 Outside Director Stock Option Plan, special option grants to three persons and warrant issuances to nine persons. Options granted are nonqualified stock options under the Internal Revenue Code. Options expire at such time as the Board of Directors determines, provided that no stock option may be exercised later than the tenth anniversary of the date of its grant. Options cannot be exercised until the vesting period, if any, specified by the Board of Directors. Options are not transferable other than by will or the laws of descent and distribution, and may be exercised during the life of the participant only by him or her. The option price per share is determined by our Board of Directors, but cannot be less than 100% of the fair market value of the Common Stock on the date such option is granted. The 1997 Stock Option Plan and the 1997 Outside Director Stock Option Plan each expired as of December 31, 2006 and, therefore, no further shares can be issued under these plans.

In December 2001 and June 2002, we issued to a consultant as compensation for services provided 50,000 options and 100,000 options, respectively, to purchase shares of our Common Stock. The options have an exercise price of $0.66 per share for each option and an expiration date of December 31, 2011 as to 50,000 shares and June 30, 2012 as to 100,000 shares.

In July 2006, we issued 200,000 warrants to purchase shares of Common Stock to a consultant in part for payment to assist in evaluating strategic growth opportunities. These warrants have an exercise price of $1.30 per share and expire on July 10, 2016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the third quarter of fiscal 2007, we offered certain holders of warrants a program under which they could exercise the warrants on a cashless basis for shares of Common Stock. The subject warrants had exercise prices ranging from $0.40 per share to $1.50 per share. Warrant holders who elected to participate in the program tendered 2,762,500 warrants to acquire 1,782,645 shares of Common Stock, which were issued during the third quarter of fiscal 2007. Two of our directors, Stephen M. Dearholt and James R. Kerber, participated in this program. Mr. Dearholt exercised 200,000 warrants with an exercise price of $1.16 per share to acquire 95,495 shares of common stock, 250,000 warrants with an exercise price of $0.71 per share to acquire 169,683 shares of common stock and 62,500 warrants with an exercise price of $0.77 per share to acquire 40,724 shares of common stock. Mr. Kerber exercised 100,000 warrants with an exercise price of $1.00 per share to acquire 55,556 shares of common stock.

It has been and currently is the policy of the Company that transactions between the Company and its officers, directors, principal shareholders or affiliates are to be on terms no less favorable to the Company than could be obtained from unaffiliated parties. We intend that any future transactions between the Company and our officers, directors, principal shareholders or affiliates will be approved by a majority of the directors who are not financially interested in the transaction.

APPROVAL OF 2008 STOCK INCENTIVE PLAN

(Item 2)

Purpose and Effect of Proposal

Proposed Adoption.  Subject to shareholder approval, our Board of Directors has adopted and approved the 2008 Stock Incentive Plan.

Purpose of 2008 Stock Incentive Plan.  As of December 31, 2006, both our 1997 Stock Option Plan and our 1997 Director Outside Director Stock Option Plan had expired and, therefore, the Company does not currently have any plan in effect to allow for the grant of stock options, restricted stock or other equity compensation to directors, officers, employees or consultants. If the shareholders of the Company approve the 2008 Stock Incentive Plan at the Annual Meeting, a total of 2,000,000 shares (subject to adjustment in the event of stock splits and other similar events) will be authorized for issuance under the 2008 Stock Incentive Plan.

We recognize the importance of attracting, retaining and motivating those persons who make (or are expected to make) important contributions to the Company by providing such persons with equity opportunities and performance-based incentives. Our Board of Directors believes that the 2008 Stock Incentive Plan is critically important to the furtherance of these objectives. Our Board of Directors also believes that, through the 2008 Stock Incentive Plan, we will be able to enhance the prospects for our business activities and objectives and more closely align the interests of those persons who provide services to the Company with those of our shareholders by offering such persons the opportunity to participate in our future through proprietary interests in the Company.

The key features of the 2008 Stock Incentive Plan are summarized below:

•	The additional 2,000,000 shares requested under the 2008 Stock Incentive Plan represent approximately 7.5% of the shares of Common Stock outstanding as of February 12, 2008.

•	In addition to stock options, the 2008 Stock Incentive Plan would enable the Company to grant other forms of long-term incentives, including restricted stock and stock appreciation rights. The Company believes that this will allow it the flexibility to tailor the long-term incentives to its business conditions.

•	The 2008 Stock Incentive Plan has a fixed maximum number of authorized shares that cannot be increased without shareholder approval.

•	The 2008 Stock Incentive Plan has a maximum term of 10 years. No stock option can be issued under the 2008 Stock Incentive Plan with a term of more than 10 years.

•	The 2008 Stock Incentive Plan prohibits re-pricing of stock options or stock appreciation rights and requires that all stock options and stock appreciation rights have an exercise price that will be equal to or exceed the fair market value of a share of Common Stock on the date the option or stock appreciation right is granted.

•	The 2008 Stock Incentive Plan will be administered by our Compensation Committee, which is comprised solely of independent, non-employee directors.

The Board of Directors believes that the adoption of the 2008 Stock Incentive Plan is in the best interests of the Company and its shareholders and recommends a vote “FOR” the approval and adoption of the 2008 Stock Incentive Plan.

Description of the 2008 Stock Incentive Plan

A brief description of the 2008 Stock Incentive Plan appears below. The following description of the 2008 Stock Incentive Plan is qualified in its entirety by reference to the text of the 2008 Stock Incentive Plan, which is attached as Appendix A to this Proxy Statement.

Key Provisions.  Key provisions of the 2008 Stock Incentive Plan include the following:

•	Plan Termination Date: 10 years (March 27, 2018).

•	Eligible Participants: Employees, officers, directors and consultants of the Company or any subsidiary of the Company.

•	Shares Authorized: 2,000,000 shares of Common Stock.

•	Award Types:

•	Stock options (including both incentive stock options and nonstatutory stock options;

•	Restricted stock; and

•	Stock appreciation rights.

•	Award Limits: Awards to any single participant are limited to 500,000 shares per year.

•	Vesting: Vesting is determined by the Compensation Committee at the time of grant. Awards may be granted without any vesting requirements or other restrictions.

•	Repricing Prohibited: The Company is prohibited from repricing any stock options or stock appreciation rights without obtaining shareholder approval.

•	Exercise Price: All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of a share of Common Stock on the date the option or stock appreciation right is granted

Adjustments.  In the event of a merger, reorganization consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar event affecting the Common Stock, the Compensation Committee may, in its discretion, adjust the number and kind of shares granted under the 2008 Stock Incentive Plan, the number and kind of shares subject to awards and the exercise price of outstanding stock options and stock apprecation rights.

Stock Options.  Options granted under the 2008 Stock Incentive Plan may be nonstatutory options or incentive stock options under the Internal Revenue Code of 1986, as amended. Grantees of stock options receive the right to purchase a specified number of shares of Common Stock at a specified exercise price and subject to the terms and conditions as are specified in the option grant. The exercise price of stock options granted under the 2008 Stock Incentive Plan may not be less than the fair market value of the Common Stock on the date of grant, and no stock option will be exercisable more than ten years after the date it is granted. The Compensation Committee will determine at the time of grant when each stock option becomes exercisable. Payment of the exercise price of a stock option may be in cash, withholding shares otherwise issuable with the consent of the Compensation Committee or such other method of payment permitted by the Compensation Committee. The options will expire at such time as the Compensation Committee determines.

Restricted Stock.  Restricted stock awards provide for the grant to recipients of shares of Common Stock. In connection with the grant of restricted stock, the Compensation Committee may establish vesting criteria based on continued employment, the attainment of specific performance goals or such other factors or criteria as the Compensation Committee may determine. A grantee may not transfer any shares of restricted stock until any applicable vesting criteria have been satisfied, and restricted stock will be subject to forfeiture to the Company if a grantee’s employment or service relationship with the Company or any of its subsidiaries terminates before the end of the restriction period. The Compensation Committee may also grant a restricted stock award without vesting or other restrictions or forfeiture provisions.

Stock appreciation rights.  A stock appreciation right is an award entitling the holder on exercise to receive, at the election of the Company, either cash or Common Stock in an amount determined in whole or in part by reference to appreciation, in the fair market value of a share of Common Stock from the date of grant until the date of exercise.

Transferability.  Except as otherwise authorized by the Compensation Committee, no stock option or stock appreciation right may be sold, assigned, transferred, pledged or otherwise encumbered other than by will or the laws of descent and distribution

Termination of Employment.  The Compensation Committee shall determine the period of time for which any awards under the 2008 Stock Incentive Plan will continue to be exercisable and the terms of exercise upon termination of a participant’s employment or service with the Company or its subsidiaries.

Administration.  The 2008 Stock Incentive Plan is administered by the Company’s Board of Directors or a committee appointed by the Board. The Board has designated the Compensation Committee as the administrator of the 2008 Stock Incentive Plan, and accordingly this Proxy Statement refers to the Compensation Committee as the administrator of the 2008 Stock Incentive Plan. The Board may subsequently determine to administer the 2008 Stock Incentive Plan itself or appoint another committee to administer it. As the administrator, the Compensation Committee will select the participants who shall receive awards, determine the number of shares covered thereby, and establish the terms, conditions and other provisions of the grants. The Compensation Committee may interpret the 2008 Stock Incentive Plan and establish, amend and rescind any rules relating to the 2008 Stock Incentive Plan.

Amendments.  The Board of Directors may at any time terminate, amend or suspend the 2008 Stock Incentive Plan, provided that no such action may be taken by the Board of Directors without the approval of the Company’s shareholders to the extent necessary to comply with applicable laws or the rules of any stock exchange on which the Common Stock is listed. No amendment, suspension or termination of the 2008 Stock Incentive Plan may impair the rights of any grantee with respect to any outstanding award without the agreement of that grantee.

New Plan Benefits

Directors and executive officers of the Company (including the named executive officers) will be eligible to participate in the 2008 Stock Incentive Plan. Future grants will be at the discretion of the Board of Directors (or, if applicable, the Compensation Committee) and, at present, no specific grants have been determined under the 2008 Stock Incentive Plan.

Vote Required for Approval

Under Wisconsin law, the approval and adoption of the 2008 Stock Incentive Plan requires the number of votes cast in favor of this proposal, whether in person or by proxy, to exceed the number of votes cast against this proposal, assuming a quorum is present.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” the approval and adoption of the 2008 Stock Incentive Plan.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 3)

The Audit Committee of our Board of Directors has appointed McGladrey & Pullen, LLP, independent registered public accounting firm, as auditors to audit our financial statements for the fiscal year ending September 30, 2008. Our Board of Directors proposes that the shareholders ratify this appointment. McGladrey & Pullen, LLP audited our financial statements for the fiscal year ended September 30, 2007. We expect that representatives of McGladrey & Pullen, LLP will be present at the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

In the event that ratification of the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for the Company is not obtained at the Annual Meeting, the Audit Committee of our Board of Directors will reconsider its appointment.

Under Wisconsin law, the ratification of the appointment of the independent registered public accounting firm requires the number of votes cast in favor of this proposal, whether in person or by proxy, to exceed the number of votes cast against this proposal, assuming a quorum is present.

The Board of Directors recommends that shareholders vote FOR the ratification of McGladrey & Pullen, LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2008.

PROPOSALS FOR 2009 ANNUAL MEETING

Any shareholder who desires to submit a proposal for inclusion in our 2009 Proxy Statement in accordance with Rule 14a-8 must submit the proposal in writing to O.B. Parrish, Chief Executive Officer, The Female Health Company, 515 North State Street, Suite 2225, Chicago, Illinois 60610. We must receive a proposal by October 23, 2008 (120 days prior to the anniversary of the mailing date of this Proxy Statement) in order to consider it for inclusion in our 2009 Proxy Statement.

Proposals submitted other than pursuant to Rule 14a-8 that are not intended for inclusion in the Company’s 2009 Proxy Statement will be considered untimely if received after January 6, 2009 (45 days prior to the anniversary of the mailing date of this Proxy Statement). If a shareholder gives notice of such a proposal after this deadline, SEC rules allow our proxy holders discretionary voting authority to vote against the shareholder proposal to the extent it is properly presented for consideration at the 2009 Annual Meeting of Shareholders.

ANNUAL REPORT

We are required to file an Annual Report, called a Form 10-KSB, with the SEC. A copy of the Annual Report on Form 10-KSB for the year ended September 30, 2007 will be provided without charge on written request of any shareholder whose proxy is being solicited by the Board of Directors. The written request should be directed to: Corporate Secretary, The Female Health Company, 515 North State Street, Suite 2225, Chicago, Illinois 60610.

EXPENSES OF SOLICITATION

The cost of this solicitation of proxies will be paid by the Company. It is anticipated that the proxies will be solicited only by mail, except that solicitation personally or by telephone may also be made by our regular employees who will receive no additional compensation for their services in connection with the solicitation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to beneficial owners of stock held by such persons. We will reimburse such parties for their expenses in so doing.

By Order of the Board of Directors,

William R. Gargiulo, Jr.,
Secretary

Chicago, Illinois
February 20, 2008

APPENDIX A

THE FEMALE HEALTH COMPANY
2008 STOCK INCENTIVE PLAN
(Effective as of March 27, 2008)

1.  Purposes of the Plan.  The purpose of this Plan is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s shareholders.

2.  Definitions.  As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees authorized to administer the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of stock incentive plans under applicable state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means any Restricted Stock, Option or Stock Appreciation Right awarded to a Service Provider pursuant to this Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means the definition of Cause in a Grantee’s employment agreement, if any, with the Company. If no such employment agreement or definition in such agreement exists, Cause means (i) breach by a Grantee of any covenant not to compete or confidentiality agreement with the Company, (ii) failure by a Grantee to substantially perform his or her duties to the reasonable satisfaction of the Board, (iii) serious misconduct by a Grantee which is demonstrably and substantially injurious to the Company, (iv) fraud or dishonesty by a Grantee with respect to the Company, (v) material misrepresentation by a Grantee to a shareholder or director of the Company, (vi) acts of negligence by a Grantee in the performance of Grantee’s duties that are substantially injurious to the Company or (vii) a Grantee’s conviction of, or a plea of guilty or nolo contendere to, a felony or other crime involving moral turpitude. The Administrator shall make the determination of whether Cause exists.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(g) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(h) “Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

(i) “Company” means The Female Health Company, a Wisconsin corporation.

(j) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(k) “Director” means a member of the Board.

(l) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(m) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) if the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the American Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(p) “Grant Agreement” means an agreement between the Company and a Grantee evidencing the terms and conditions of an individual Award. The Grant Agreement is subject to the terms and conditions of the Plan.

(q) “Grantee” means the holder of an outstanding Award granted under the Plan.

(r) “Incentive Stock Option” means an Option granted under this Plan which is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code. Any such Option which in fact does not qualify as an “incentive stock option” within the meaning of Section 422 of the Code shall be deemed to be a Nonstatutory Option.

(s) “Nonstatutory Option” means an Option granted under this Plan which is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. Nonstatutory Options may be granted at such times and subject to such restrictions as the Administrator shall determine without conforming to the statutory rules of Section 422 of the Code applicable to incentive stock options.

(t) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(u) “Option” means an Incentive Stock Option or Nonstatutory Option granted pursuant to the Plan.

(v) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(w) “Plan” means this The Female Health Company 2008 Stock Incentive Plan.

(x) “Restricted Stock” means an Award of Common Stock granted under Section 10 of this Plan.

(y) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(z) “Section 16(b)” means Section 16(b) of the Exchange Act.

(aa) “Service Provider” means an Employee, Officer, Director or Consultant.

(bb) “Significant Stockholder” means an individual who, within the meaning of Section 422(b)(6) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company. In determining whether an individual is a Significant Stockholder, an individual shall be treated as owning stock owned by certain relatives of the individual and certain stock owned by corporations in which the individual is a partner, and estates or trusts of which the individual is a beneficiary, all as provided in Section 424(d) of the Code.

(cc) “Stock Appreciation Right” means a right granted under Section 9 of this Plan.

(dd) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.  Stock Subject to the Plan.  Shares of Common Stock which may be issued pursuant to Awards granted under the Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held by the Company as treasury stock. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of shares of Common Stock that may be issued under the Plan is 2,000,000 shares. If any shares of Common Stock cease to be subject to an Option because such Option expires or becomes unexercisable without having been exercised in full, if any shares of Common Stock that are subject to a Restricted Stock Award are forfeited or if any Option or other Award otherwise terminates without a payment being made to the participant in the form of Common Stock, such shares shall again be available for issuance in connection with Awards under the Plan.

4.  Administration of the Plan.

(a) Procedure.

(i) Rule 16b-3.  If the Company has a class of securities registered under the Exchange Act, to the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(ii) Section 409A.  All Awards of Options and Stock Appreciation Rights under this Plan shall be structured, determined and interpreted to meet the requirements of applicable Treasury Regulations promulgated under Code Section 409A in order to be exempt from Code Section 409A.

(iii) Administration.  The Plan shall be administered by [a] the Board or [b] a Committee authorized by the Board to administer the Plan, which Committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its sole discretion, from time to time:

(i) To determine the Fair Market Value.

(ii) To select the Service Providers to whom Awards may be granted hereunder.

(iii) To determine the number of shares of Common Stock to be covered by each Award granted hereunder.

(iv) To approve forms of agreement for use under the Plan.

(v) To determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised or vest (which may be based on performance criteria), any vesting acceleration, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine.

(vi) To determine under what circumstances a Stock Appreciation Right may be settled in cash or shares of Common Stock.

(vii) To construe and interpret the terms of the Plan and Awards granted pursuant to the Plan.

(viii) To prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws.

(ix) To modify or amend each Award (subject to Section 12(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan.

(x) To authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator.

(xi) To make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations shall be final, conclusive and binding on all Grantees.

5.  Eligibility.  All of the Company’s Service Providers (and any individuals who have accepted an offer for service as a Service Provider) are eligible to be granted Awards under the Plan.

6.  Limitations.

(a) No Right to Continuing Relationship.  Neither the Plan nor any Award shall confer upon the Grantee any right with respect to continuing the Grantee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Grantee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

(b) Section 162(m) Limitations.  The following limitations shall apply to grants of Awards under this Plan:

(i) No individual Grantee shall be granted, in any fiscal year of the Company, Awards with respect to more than 500,000 shares of Common Stock in total.

(ii) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 12(a).

(iii) If an Award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Award will be counted against the limit set forth in Section 6(b)(i) above. For this purpose, if the exercise price of an Option is reduced (subject to Section 14), the transaction will be treated as a cancellation of the Option and the grant of a new Option.

(c) Incentive Stock Options.  In the cases of Incentive Stock Options, the total Fair Market Value (determined at the date of grant) of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year under all plans of the Company under which Incentive Stock Options may be granted (and all such plans of any Parent and any Subsidiary) shall not exceed $100,000. (Hereinafter, this requirement is sometimes referred to as the “$100,000 Limitation.”) Nothing in this Section shall be deemed to prevent the grant of Options permitting exercise in excess of the maximums established hereby where such excess amount is treated as a Nonstatutory Option.

7.  Term of Plan.  Subject to Section 16 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten years unless terminated earlier under Section 12 of the Plan. Any Awards outstanding at the end of such period shall remain in effect in accordance with their terms.

8.  Options.

(a) Grant Agreement.  As determined by the Administrator on the date of grant, each Option shall be evidenced by the Grant Agreement in a form to be established by the Administrator that specifies: the term of the Option; the number of shares of Common Stock for which the Option is exercisable; the exercise price; any vesting or other restrictions which the Administrator may impose; whether the Option is an Incentive Stock Option or a Nonstatutory Option; in the case of an Incentive Stock Option, a provision implementing the $100,000 Limitation; and any other terms and conditions as shall be determined by the Administrator at the time of grant of the Option. All Grant Agreements shall incorporate the provisions of this Plan by reference.

(b) Exercise Price.  The per share exercise price for the shares of Common Stock to be issued pursuant to exercise of an Option shall be determined by the Administrator, but shall never be less than Fair Market Value on the date the Option is granted. Incentive Stock Options granted to Significant Stockholders shall have an exercise price of not less than 110% of Fair Market Value on the date the Incentive Stock Option is granted.

(c) Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised. No Option may have a term of more than ten years from the date of grant.

(d) Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(iv) any combination of the foregoing methods of payment; or

(v) such other consideration and method of payment for the issuance of shares of Common Stock to the extent permitted by Applicable Laws.

(e) Exercise of Option.

(i) Procedure for Exercise; Rights as a Shareholder.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as are determined by the Administrator and set forth in the Grant Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a share.

An Option shall be deemed exercised when the Company receives: [a] written or electronic notice of exercise (in accordance with the Grant Agreement) from the person entitled to exercise the Option, and [b] full payment for the shares of Common Stock with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Grant Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Grantee or, if requested by the Grantee, in the name of the Grantee and his or her spouse. Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Common Stock subject to the Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares are issued, except as provided in Section 12 of the Plan.

Exercising an Option in any manner shall decrease the number of shares of Common Stock thereafter available, both for purposes of the Plan and for sale under the Option, by the number of shares of Common Stock as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider.  If a Grantee ceases to be a Service Provider, other than upon the Grantee’s death or Disability, retirement after age 55 or termination for Cause, the Grantee may exercise his or her Option within such period of time as is specified in the Grant Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Grant Agreement). In the absence of a specified time in the Grant Agreement, the Option shall remain exercisable for three months following the Grantee’s termination. If, on the date of termination, the Grantee is not vested as to his or her entire Option, the shares of Common Stock covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Grantee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares of Common Stock covered by such Option shall revert to the Plan.

(iii) Disability or Retirement of Grantee.  If a Grantee ceases to be a Service Provider as a result of the Grantee’s Disability or the Grantee’s retirement after age 55, the Grantee may exercise his or her Option within such period of time as is specified in the Grant Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Grant Agreement). In the absence of a specified time in the Grant Agreement, the Option shall remain exercisable for twelve months following the Grantee’s termination. If, on the date of termination, the Grantee is not vested as to his or her entire Option, the shares of Common Stock covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Grantee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares of Common Stock covered by such Option shall revert to the Plan.

(iv) Death of Grantee.  If a Grantee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Grant Agreement (but in no event later than the expiration of the term of such Option as set forth in the Grant Agreement), by the Grantee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Grant Agreement, the Option shall remain exercisable for twelve months following the Grantee’s death. If, at the time of death, the Grantee is not vested as to his or her entire Option, the shares of Common Stock covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Grantee’s estate or, if none, by the person(s) entitled to exercise the Option under the Grantee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the shares of Common Stock covered by such Option shall revert to the Plan.

(v) Termination for Cause.  If a Grantee ceases to be a Service Provider as a result of a termination for Cause, any Option or Options held by him or her under the Plan, to the extent not exercised before such termination, shall forthwith terminate and the number of shares covered by such Option shall revert to the Plan.

(vi) Buy-out Provisions.  The Administrator may at any time offer to buy out for a payment in cash or shares of Common Stock an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

9.  Stock Appreciation Rights.

(a) Grant and Exercise.  Stock Appreciation Rights may be granted alone (and not in conjunction with any Option granted under the Plan), at any time and from time to time as determined by the Administrator.

(b) Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Administrator, including the following:

(i) As determined by the Administrator on the date of grant, each Stock Appreciation Right shall be evidenced by the Grant Agreement in a form to be established by the Administrator that specifies the exercise price, term, conditions of exercise and such other terms as the Administrator shall determine. All Grant Agreements shall incorporate the provisions of this Plan by reference. No Stock Appreciation Right may have a term of more than ten years from the date of grant.

(ii) The per share exercise price of a Stock Appreciation Right shall be determined by the Administrator, but shall never be less than Fair Market Value on the date the Stock Appreciation Right is granted.

(iii) Upon exercise of a Stock Appreciation Right, a Grantee will be entitled to receive payment from the Company in an amount determined by multiplying (A) the difference between the Fair Market Value on the date of exercise over the exercise price of the Stock Appreciation Right, times (B) the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised. At the discretion of the Administrator, payment upon exercise of a Stock Appreciation Right may be made in cash, in shares of Common Stock (based on the Fair Market Value on the date of exercise), or in some combination thereof.

(iv) The Administrator may at any time offer to buy out for a payment in cash or shares of Common Stock a Stock Appreciation Right previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

(c) Exercise of a Stock Appreciation Right.

(i) Procedure for Exercise.  Any Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as are determined by the Administrator and set forth in the Grant Agreement. Unless the Administrator provides otherwise, to the extent applicable, vesting of Stock Appreciation Rights granted hereunder shall be tolled during any unpaid leave of absence. If applicable, a Stock Appreciation Right may not be exercised for a fraction of a share.

A Stock Appreciation Right shall be deemed exercised when the Company receives written or electronic notice of exercise (in accordance with the Grant Agreement) from the person entitled to exercise the Stock Appreciation Right. If applicable, shares issued upon exercise of a Stock Appreciation Right shall be issued in the name of the Grantee or, if requested by the Grantee, in the name of the Grantee and his or her spouse. If applicable, until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Common Stock subject to the Stock Appreciation Right, notwithstanding the exercise of the Stock Appreciation Right. If applicable, the Company shall issue (or cause to be issued) such shares promptly after the Stock Appreciation Right is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares are issued, except as provided in Section 12 of the Plan.

(ii) Termination of Relationship as a Service Provider.  If a Grantee ceases to be a Service Provider, other than upon the Grantee’s death or Disability, retirement after age 55 or termination for Cause, the Grantee may exercise his or her Stock Appreciation Right within such period of time as is specified in the Grant Agreement to the extent that the Stock Appreciation Right is vested on the date of termination (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Grant Agreement). In the absence of a specified time in the Grant Agreement, the Stock Appreciation Right shall remain exercisable for three months following the Grantee’s termination. If, on the date of termination, the Grantee is not vested as to his or her entire Stock Appreciation Right, any shares of Common Stock covered by the unvested portion of the Stock Appreciation Right shall revert to the Plan. If, after termination, the Grantee does not exercise his or her Stock Appreciation Right within the time specified herein, the Stock Appreciation Right shall terminate, and any shares of Common Stock covered by such Stock Appreciation Right shall revert to the Plan.

(iii) Disability or Retirement of Grantee.  If a Grantee ceases to be a Service Provider as a result of the Grantee’s Disability or the Grantee’s retirement after age 55, the Grantee may exercise his or her Stock Appreciation Right within such period of time as is specified in the Grant Agreement to the extent the Stock Appreciation Right is vested on the date of termination (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Grant Agreement). In the absence of a specified time in the Grant Agreement, the Stock Appreciation Right shall remain exercisable for twelve months following the Grantee’s termination. If, on the date of termination, the Grantee is not vested as to his or her entire Stock Appreciation Right, any shares of Common Stock covered by the unvested portion of the Stock Appreciation Right shall revert to the Plan. If, after termination, the Grantee does not exercise his or her Stock Appreciation Right within the time specified herein, the Stock Appreciation Right shall terminate, and any shares of Common Stock covered by such Stock Appreciation Right shall revert to the Plan.

(iv) Death of Grantee.  If a Grantee dies while a Service Provider, the Stock Appreciation Right may be exercised within such period of time as is specified in the Grant Agreement (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Grant Agreement), by the Grantee’s estate or by a person who acquires the right to exercise the Stock Appreciation Right by bequest or inheritance, but only to the extent that the Stock Appreciation Right is vested on the date of death. In the absence of a specified time in the Grant Agreement, the Stock Appreciation Right shall remain exercisable for twelve months following the Grantee’s death. If, at the time of death, the Grantee is not vested as to his or her entire Stock Appreciation Right, any shares of Common Stock covered by the unvested portion of the Stock Appreciation Right shall immediately revert to the Plan. The Stock Appreciation Right may be exercised by the executor or administrator of the Grantee’s estate or, if none, by the person(s) entitled to exercise the Stock Appreciation Right under the Grantee’s will or the laws of descent or distribution. If the Stock Appreciation Right is not so exercised within the time specified herein, the Stock Appreciation Right shall terminate, and any shares of Common Stock covered by such Stock Appreciation Right shall revert to the Plan.

(v) Termination for Cause.  If a Grantee ceases to be a Service Provider as a result of a termination for Cause, any Stock Appreciation Right or rights held by him or her under the Plan, to the extent not exercised before such termination, shall forthwith terminate and any shares of Common Stock covered by such Stock Appreciation Right shall revert to the Plan.

10.  Restricted Stock.

(a) Grant of Restricted Stock.  Subject to Section 3, shares of Restricted Stock may be granted to Service Providers at any time and from time to time as determined by the Administrator. The Administrator shall have complete discretion in determining the number of shares of Restricted Stock granted to each Grantee, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 10(c). The Administrator may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors or criteria as the Administrator shall determine. The provisions of Restricted Stock Awards need not be the same with respect to each Grantee. In making such determinations, the Administrator may take into account the nature of services rendered by such Service Provider, their present and potential contributions to the Company, and such other factors as the Administrator in its discretion shall deem relevant. The Administrator may grant a Restricted Stock Award without vesting or other restrictions or forfeiture provisions.

(b) Awards and Certificates.  Each Service Provider receiving an Award of Restricted Stock shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Grantee and shall, if applicable, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of The Female Health Company 2008 Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of The Female Health Company, 515 North State Street, Chicago, Illinois 60610.”

The Administrator may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Grantee shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(c) Terms and Conditions.  Shares of Restricted Stock shall be subject to the following terms and conditions:

(i) Subject to the provisions of the Plan and the Grant Agreement, during a period, if any, set by the Administrator, commencing with the date of such Award (the “Restriction Period”), the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. Within these limits, the Administrator may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance and such other factors or criteria as the Administrator may determine.

(ii) Except as provided in this Section and Section 10(c)(i), the Grantee shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Administrator, cash dividends shall be automatically deferred and reinvested in additional Restricted Stock and dividends payable in Common Stock shall be paid in the form of Restricted Stock.

(iii) Except to the extent otherwise provided in the applicable Grant Agreement and Sections 10(c)(i) and (iv), upon termination of a Grantee’s employment or other relationship with the Company for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Grantee.

(iv) In the event of hardship or other special circumstances of a Grantee whose employment or other relationship is involuntarily terminated (other than for Cause), the Administrator may waive in whole or in part any or all remaining restrictions with respect to such Grantee’s shares of Restricted Stock.

(v) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates for such shares shall be delivered to the Grantee.

(vi) As determined by the Administrator on the date of grant, each Award of Restricted Stock shall be evidenced by the Grant Agreement in a form to be established by the Administrator that specifies: the duration of the Restricted Period, if any; the number of shares of Restricted Stock granted; any vesting or other restrictions which the Administrator may impose, and any other terms and conditions as shall be determined by the Administrator at the time of grant of the Restricted Stock. All Grant Agreements shall incorporate the provisions of this Plan by reference.

11.  Nontransferability of Awards.  Unless determined otherwise by the Administrator, an Option or Stock Appreciation Right may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. If the Administrator makes an Option or Stock Appreciation Right transferable, such Option or Stock Appreciation Right shall contain such additional terms and conditions as the Administrator deems appropriate.

12.  Adjustments Upon Changes in Capitalization, Dissolution, or Acquisition of the Company.

(a) Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Appreciation Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each Option or Stock Appreciation Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Acquisitions.  In the event that an Acquisition (as defined below) occurs with respect to the Company, the Administrator shall, in its sole discretion, have authority to provide for (i) waiver in whole or in part of any remaining restrictions or vesting requirements in connection with any Award granted hereunder, (ii) the conversion of each outstanding Award into cash equal to a reasonable, good faith estimate of an amount (hereinafter the “Spread”) equal to the difference between the net amount per share payable in the Acquisition, or as a result of the Acquisition, less the exercise price per share, if any, of the Award and/or (iii) the conversion of outstanding Awards into the right to receive securities of another entity upon such terms and conditions as are determined by the Administrator in its discretion. In estimating the Spread, appropriate adjustments to give effect to the existence of the Awards shall be made, such as deeming the Options to have been exercised, with the Company receiving the exercise price payable thereunder, if applicable, and treating the shares receivable upon exercise of the Options and Stock Appreciation Rights as being outstanding in determining the net amount per share. For purposes of this Section, an “Acquisition” shall mean any transaction in which substantially all of the Company’s assets are acquired or in which a controlling amount of the Company’s outstanding shares are acquired, in each case by a single person or entity or an affiliated group of persons and/or entities regardless of how the Acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise. For purposes of this Section a controlling amount shall mean more than 50% of the issued and outstanding shares of stock of the Company. In cases where the Acquisition consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before the liquidation can be completed.

(c) Dissolution or Liquidation.  Subject to Section 12(b) above, in the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Grantee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Grantee to have the right to exercise his or her Options and/or Stock Appreciation Rights until ten days prior to such transaction as to all of the Common Stock covered thereby, including shares of Common Stock as to which the Option or Stock Appreciation Right would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any shares of Common Stock purchased upon exercise of an Option or Stock Appreciation Right shall lapse as to all such shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Appreciation Right will terminate immediately prior to the consummation of such proposed action.

13.  Date of Grant.  The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Grantee within a reasonable time after the date of such grant.

14.  Repricing.  Except for adjustments pursuant to Section 12, neither the per share price for any Option granted pursuant to Section 8 or the per share grant price for any Stock Appreciation Right granted pursuant to Section 9 may be decreased after the date of grant nor may an outstanding Option or an outstanding Stock Appreciation Right be surrendered to the Company as consideration for the grant of a new Option or new Stock Appreciation Right with a lower exercise price without the approval of the Company’s shareholders.

15.  Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval.  The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Grantee, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

16.  Conditions Upon Issuance of Shares.

(a) Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant, if applicable, at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required.

17.  Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

18.  Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

19.  Shareholder Approval.  The Plan shall be subject to approval by the shareholders of the Company within 12 months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

PROXY
THE FEMALE HEALTH COMPANY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The undersigned hereby appoints O.B. Parrish and William R. Gargiulo, Jr., or either one of them, each with full power of substitution and resubstitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of The Female Health Company to be held at the Embassy Suites Hotel, DePaul Conference Room, 600 North State Street, Chicago, IL 60610 on March 27, 2008 at 1:00 p.m., local time, and at any adjournment thereof, there to vote all shares of Common Stock, Class A Convertible Preferred Stock – Series 1 and Class A Convertible Preferred Stock – Series 3, which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.
          The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement, ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and revokes all former proxies.
Please sign exactly as your name appears hereon, date and return this Proxy. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO GRANT AUTHORITY TO ELECT THE NOMINATED DIRECTORS, TO ADOPT AND APPROVE THE FEMALE HEALTH COMPANY 2008 STOCK INCENTIVE PLAN AND TO RATIFY THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. IF OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES APPOINTED.
DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

THE FEMALE HEALTH COMPANY ANNUAL MEETING OF SHAREHOLDERS

1.	ELECTION OF DIRECTORS:	1-David R. Bethune 2-Stephen M. Dearholt	☐ FOR all	☐ WITHHOLD
	(terms expiring at the 2009	3-Mary Margaret Frank, Ph.D. 4-William R. Gargiulo, Jr.	nominees listed to the	AUTHORITY to
	Annual Meeting)	5-Mary Ann Leeper, Ph.D.	left (except as	vote for all
		6-O.B. Parrish 7-Michael R. Walton	specified below).	nominees listed to
		8-Richard E. Wenninger		the left.

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) ¾¾¾¾¾¾¾®

2.	To adopt and approve The Female Health Company 2008 Stock Incentive Plan	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2008.	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.
Date                                                                 NO. OF SHARES
Check appropriate box
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Address Change? ☐	Name Change? ☐

Signature(s) in Box
If signing as attorney, executor, administrator, trustee or
guardian, please add your full title as such. If shares are held by two or more persons, all holders must sign the Proxy.